Exhibit 24.3

                            POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, That I, ERNESTINE M. RACLIN, of the City of South Bend and State of Indiana, do hereby constitute and appoint JERRY M. SPRINGER or ARTHUR A. PAQUIN, of the Town of Merrillville and State of Indiana, my true and lawful attorney for me and in my name to sign my name as Director of NIPSCO Industries, Inc., an Indiana corporation, to the Registration Statement and any amendment or amendments thereto, covering and describing the offer and sale of not to exceed 2,500,000 common shares without par value pursuant to the terms of the Company's 1994 Long-Term Incentive Plan, and to deliver said Registration Statement and all amendments thereto so signed for filing with the Securities and Exchange Commission at Washington, D.C.

   And I do hereby ratify and confirm all that my said agent and attorney shall lawfully do by virtue hereof.

   IN WITNESS WHEREOF, I have hereunto set my hand and seal in the Town of Merrillville, State of Indiana, on the 26th day of June, 1996.

                                    /s/  ERNESTINE M. RACLIN
                                    ------------------------------ (SEAL)
                                         Ernestine M. Raclin

STATE OF INDIANA     )
                     )     SS:
COUNTY OF LAKE       )

   Before me, Penny L. Kljajic, a notary public in and for the aforesaid County and State, personally appeared this day Ernestine M. Raclin to me known, and known to me to be the same person whose name is signed to the foregoing instrument, and he acknowledged that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

   WITNESS my hand and notarial seal this 26th day of June, 1996.

                                    /s/ PENNY L. KLJAJIC
                                    -------------------------------- (SEAL)
                                    Penny L. Kljajic, Notary Public

My Commission expires:
November 21, 1997

Resident of Porter County.